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                                                                      Exhibit 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-72767 and 333-94519) of Mannatech, Incorporated of our report dated February 29, 2000, except as to Note 15, which is as of March 10, 2000, relating to the financial statements, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Dallas, Texas
April 2, 2001